Exhibit 10.17

Option No.:

OPTINOSE, INC.

2010 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED AS OF SEPTEMBER 19, 2017)

NON-QUALIFIED STOCK OPTION AGREEMENT

OptiNose, Inc., a Delaware corporation (the “Company”), hereby grants an option to purchase shares of its common stock, $0.001 par value per share (the “Stock”), to the optionee named below (the “Option”).  The terms and conditions of the Option are set forth in this cover sheet, in the attachment (together with the cover sheet, the “Agreement”) and in the Company’s 2010 Stock Incentive Plan, as amended and restated as of September 19, 2017 (the “Plan”).

Grant Date:                       (the “Grant Date”)

Name of Optionee:

Number of Shares of Stock Covered by Option:

Option Price per Share:  $

Vesting Start Date:

Vesting Schedule: [           shares of Stock will be eligible to vest based on the passage of time as set forth herein][; and            shares of Stock will be eligible to vest based on the achievement of certain performance goals as set forth herein].

By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is also attached.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.  Certain capitalized terms used in this Agreement are defined in the Plan, and have the respective meanings set forth in the Plan.

Optionee:
(Signature)

Company:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument

1

OPTINOSE, INC.

2010 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED AS OF SEPTEMBER 19, 2017)

NON-QUALIFIED STOCK OPTION AGREEMENT

Non-Qualified Stock Option	This option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.

Vesting

This Option is only exercisable before it expires and then only with respect to the vested portion of the Option. Subject to the preceding sentence, you may exercise this Option, in whole or in part, to purchase a whole number of vested shares, by following the procedures set forth in the Plan and below in this Agreement.

[Applicable time and/or performance-based vesting conditions.]

Term

Your Option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your Option will expire earlier if your Service terminates, as described below.

Regular Termination

If your Service terminates for any reason other than death, Disability or Cause, including voluntary termination for retirement, then the vested portion of your Option will expire at the close of business at Company headquarters on the [        day] after your termination date. Any portion of your Option that is not exercisable at the time of your termination date shall immediately terminate.

Termination for Cause

If your Service is terminated for Cause or for a voluntary termination after the occurrence of an event that would be grounds for a termination for Cause, then you shall immediately forfeit all rights to your Option, whether vested or unvested, and the Option shall immediately expire. In addition, notwithstanding any provision to the contrary in this Agreement, if you engage in conduct that constitutes Cause after your termination of Service, your Option shall immediately terminate.

Death

If your Service terminates because of your death, then your vested Option will expire at the close of business at Company headquarters [        months] after the date of death. During that [        month] period, your estate or heirs may exercise the vested portion of your Option. Any portion of your Option that is not exercisable at the time of your termination date shall immediately terminate.

In addition, if you die during the [         day] period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability or Cause), and a vested

portion of your Option has not yet been exercised, then your Option will instead expire [        months] after your termination date. In such a case, during the period following your death up to [        months] after your termination date, your estate or heirs may exercise the vested portion of your Option. Any portion of your Option that is not exercisable at the time of your termination date shall immediately terminate.

Disability

If your Service terminates because of your Disability, then your vested Option will expire at the close of business at Company headquarters [        months] after your termination date. Any portion of your Option that is not exercisable at the time of your termination date shall immediately terminate.

Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan. The Company’s decision is final and binding.

Notice of Exercise

When you wish to exercise this Option, you must notify the Company by filing a Notice of Option Exercise in substantially the form attached hereto as Exhibit A. Your notice must specify how many shares of Stock you wish to purchase (in a parcel of at least 100 shares, unless a lesser number remains available for exercise under the Option). Your notice must also specify how your shares of Stock should be registered (e.g., in your name only or in your and your spouse’s names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the Option Price for the shares of Stock you are purchasing. Payment may be made in one (or a combination) of the following forms:

•                  Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.

•                  By surrendering to the Company shares of Stock. The value of the surrendered shares, determined based on the Fair Market Value on the date of such surrender, will be applied to the Option Price.

•                  To the extent a public market for the Stock exists as determined by the Company, by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Option Price.

•                  [By electing to have the Company withhold the number of shares of Stock that would otherwise be issuable in an amount equal in value to the aggregate Option Price.]

Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to you any foreign, federal, state, or local taxes of any kind required by law to be withheld with respect to the issuance of any shares of Stock upon the exercise of this Option. At the time of such exercise, you shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, you may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to you or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by you that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Board as of the date that the amount of tax to be withheld is to be determined. The maximum number of shares of Stock that may be withheld from this Option to satisfy any foreign, federal, state, or local tax withholding requirements upon the exercise of this Option may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences and is permitted under applicable IRS withholding rules) required by the Company or the applicable Affiliate to be withheld and paid to any such foreign, federal, state, or local taxing authority with respect to such exercise.

Issuance	The issuance of the Stock upon the exercise of this Option shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more Stock certificates.

Transfer of Option

During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or by grant to certain Permitted Transferees (provided that such a disposition is in compliance with Section 8.10 of the Plan), or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

Retention Rights

Neither your Option nor this Agreement constitutes an agreement of employment or gives you the right to be retained by the Company or an Affiliate in any capacity. Except as otherwise provided in any applicable employment agreement between you and the Company, the Company and its Affiliates reserve the right to terminate your Service at any time and for any reason.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your Option shares has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as described in the Plan.

Clawback

The Option is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to (x) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Laws, or (y) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this Option and the Option Price shall be adjusted (and rounded down to the nearest whole number) if required pursuant to the Plan.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Forfeiture of Rights

If you should take actions in competition with the Company, the Company shall have the right to cause a forfeiture of your rights hereunder, including, but not limited to, the right to cause: (i) a forfeiture of the Option, and (ii) with respect to the period commencing twelve (12) months prior to your termination of Service with the Company and ending twelve (12) months following such termination of Service (A) a forfeiture of any gain recognized by you upon the exercise of the Option or (B) a forfeiture of any Stock acquired by you upon the exercise of the Option (but the Company will pay you the Option Price without interest). Unless otherwise specified in an employment or other agreement between the Company or an Affiliate and you, you take actions in competition with the Company if you directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or are a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to any business, firm, corporation, partnership or other entity which engages, directly or indirectly, in research, developing, manufacturing, marketing, sale or licensing pharmaceutical, medical device or specialty pharmaceutical products or products in the healthcare sector; provided, however, being a holder of less than 1% of the outstanding equity of a public company or mutual fund shall not be deemed to be in competition with the Company.

If you are not a party to a non-competition and confidentiality agreement with the Company on the date of this Agreement, you will concurrently herewith enter into such non-competition and confidentiality agreement in a form reasonably acceptable to the Company.

Data Privacy

In order to administer the Plan, the Company may keep and process personal data about you. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this Option, you give explicit consent to the Company to keep and process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident optionees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery

The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, you may request paper copies of these documents.

Severability

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Waiver	No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

Entire Agreement

The text of the Plan is incorporated in this Agreement by reference.

This Agreement and the Plan (and the other agreements or documents referred to herein or therein) constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

Code Section 409A

It is intended that this Option comply with Section 409A of the Code (“Section 409”) or an exemption to Section 409A. To the extent that the Company determines that you would be subject to the additional taxes or penalties imposed on certain non-qualified deferred compensation plans pursuant to Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Company. Notwithstanding anything to the contrary in this Agreement, neither the Company, any Affiliate, the Board, nor the Committee will have any liability to you for any excise tax or penalty imposed on you under Section 409A.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

*   *   *   *

Exhibit A

Form of Notice of Option Exercise

OptiNose, Inc.

1020 Stony Hill Road

Third Floor, Suite 300

Yardley, PA 19067

Dear Sir or Madam:

The undersigned (the “Purchaser”) elects to exercise his/her Option to purchase          shares of common stock, $0.001 par value per share (the “Stock”), of OptiNose, Inc. (the “Company”) under and pursuant to the Non-Qualified Stock Option Agreement dated as of                (the “Option Agreement”).

Purchaser herewith delivers to the Company the full purchase price for the Stock as follows.  (Check all that apply and complete as appropriate.  The total payment must equal the aggregate Option Price of the Stock.)

☐ cash in the amount of $          .

☐ check in the amount of $          .

☐ by surrender of shares of Stock owned by the individual with a value of $        represented by certificate(s) number        .

☐ by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of an amount equal to the aggregate Option Price of the Stock.

☐ [by electing to have the Company withhold the number of shares of Stock that would otherwise be issuable in an amount equal in value to the aggregate Option Price of the Stock.]

The name or names to be on the stock certificate or certificates issuable upon exercise and the address and Social Security Number of such person(s) is as follows:

Name:

Address:

Social Security Number:

The Plan and the Option Agreement are incorporated herein by reference.  This Notice of Option Exercise, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the

Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser.  This Notice of Option Exercise is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

Very truly yours,

Date	Purchaser